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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 of our reports dated January 21, 2000 included in and incorporated by reference in Newmont Mining Corporation's Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Denver, Colorado,
 January 10, 2001.